UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 18, 2020

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York1-485813-1432060
(State or Other Jurisdiction            (Commission            (I.R.S. Employer
of Incorporation)                File Number)            Identification No.)

521 West 57th Street, New York, New York                        10019
(Address of Principal Executive Offices)                        (Zip Code)

Registrant’s telephone number, including area code	(212)	765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2¢ per share	IFF	New York Stock Exchange
6.00% Tangible Equity Units	IFFT	New York Stock Exchange
0.500% Senior Notes due 2021	IFF 21	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
International Flavors and Fragrances Inc. (“IFF,” “the Company,” “we,” “us” and “our”) is filing this Current Report on Form 8-K principally to recast certain previously reported amounts to conform with the segment reporting changes made in connection with the realignment of our organizational structure, with respect to the financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2019 (“2019 Form 10-K”). In connection with changes arising from the aforementioned segment realignment, certain other minor adjustments have been made to corporate cost allocations among reportable segments and global expenses.
During the first quarter of 2020, the Company reorganized its reporting structure and combined substantially all of the components of the former Frutarom reportable operating segment into the former Taste reportable operating segment. As a result of the reorganization, the Company is now organized into two reportable operating segments, Taste and Scent. The Company’s new reporting segments are aligned with its strategic priorities and reflect how management now reviews and evaluates operating performance. Starting with the Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, the Company’s new reporting segments are presented as described above.
IFF has recast the following portions of the 2019 Form 10-K as they would have appeared when IFF published its 2019 Form 10-K if IFF had changed its reportable segments prior to the first quarter 2020:
• Item 1: Business (up to and including Our Product Offerings)
• Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations
• Item 15(a)(1): Financial Statements
This Form 8-K is being filed solely to recast certain previously reported segment reporting financial information and revise certain related disclosures contained in the 2019 Form 10-K to reflect organizational changes implemented in the first quarter of 2020, and certain other minor adjustments to corporate cost allocations among reportable segments and global expenses. The information contained in this Form 8-K is not an amendment to, or a restatement of, the 2019 Form 10-K.
This Form 8-K does not reflect events occurring after we filed our 2019 Form 10-K and does not modify or update the disclosures therein in any way, other than to illustrate the changes as described above. Therefore, this Form 8-K should be read in conjunction with the 2019 Form 10-K. For developments subsequent to the filing of the 2019 Form 10-K, refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our subsequent current reports on Form 8-K and other filings with the SEC. In the future, references to the Company’s historical financial information are expected to reflect the segment changes described above.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Number	Description
23	Consent of PricewaterhouseCoopers LLP.
99.1
Selected updates to International Flavors and Fragrances Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 3, 2020, reflecting segment reporting changes

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extensions Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Rustom Jilla
Name:	Rustom Jilla
Title:	Executive Vice President and Chief Financial Officer
Dated:	June 18, 2020